Exhibit 99.1
Healthcare Services Group, Inc.
Reports Q3 2020 Results

BENSALEM, PA, October 21, 2020 (BUSINESS WIRE) -- Healthcare Services Group, Inc. (NASDAQ:HCSG) (the “Company”) reported for the three months ended September 30, 2020 revenue of $435.9 million, net income of $27.6 million, or $0.37 per basic and diluted common share, and cash flow from operations of $49.2 million. Additionally, the Company’s Board of Directors declared a quarterly cash dividend of $0.205 per common share, the 69th consecutive increase since the initiation of dividend payments in 2003.

Ted Wahl, Chief Executive Officer, stated, “During the quarter, our customers and their caregivers continued to meet the challenges of the pandemic with innovation, resolve and compassion. Our HCSG heroes have been right there with them on the frontlines since the beginning, tirelessly supporting our customers and helping to ensure the well-being of America’s most vulnerable. The health and safety of our employees and the communities we serve will remain our highest priority.”

Mr. Wahl continued, “Our strong financial results underscore our ability to thrive in even the most challenging environments. We were particularly pleased with our service execution during the quarter, as our relentless focus on customer satisfaction, systems adherence and regulatory compliance delivered extraordinary operational outcomes.”

Third Quarter Results

Revenue for the quarter was $435.9 million, with housekeeping & laundry and dining & nutrition segment revenues of $223.4 million and $212.5 million, respectively. Revenue included $9.1 million of COVID-19 supplemental billings, primarily related to employee pay premiums passed through to customers.

Direct cost of services was reported at $365.4 million, or 83.8%. Overall, the Company’s near-term goal remains to manage direct cost at or below 86.0%.
Housekeeping & laundry and dining & nutrition segment margins were 11.1% and 9.2%, respectively.
Selling, general and administrative (“SG&A”) was reported at $37.3 million, or 8.6%; after adjusting for the $3.2 million increase in deferred compensation, actual SG&A was $34.1 million, or 7.8%. The Company continues to target SG&A of 7.5%.

The Company reported an effective tax rate of 25.6% and expects a 2020 tax rate of 24% to 26%.

Cash flow from operations for the quarter was $49.2 million. This includes an $18.7 million decrease in accrued payroll offset by a $17.0 million increase in deferred payroll taxes under the CARES Act.

Mr. Wahl continued, “While the pandemic continues to create uncertainty around near-term occupancy and costs trends, the industry is much better prepared with enhanced operating protocols. Additionally, we continue to be encouraged by the government’s ongoing financial support of the industry, which we view as a necessary bridge from the short-term challenges to a more stable operating environment and, ultimately, a vaccine.”

Mr. Wahl concluded, “As the industry continues to adjust to the new normal, we maintain our sharp focus on delivering strong operational and financial results in Q4. While the current environment necessitates a cautious view on growth, longer term, our growth outlook remains positive as our value proposition is

Exhibit 99.1
more compelling than ever before. Above all, we remain committed to making decisions that best position us to deliver shareholder value.”

Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.205 per common share, payable on December 24, 2020 to shareholders of record at the close of business on November 20, 2020. This represents the 70th consecutive quarterly cash dividend payment, as well as the 69th consecutive increase since the initiation of quarterly cash dividend payments in 2003.

Conference Call and Upcoming Events

The Company will host a conference call on Wednesday, October 21, 2020, at 8:30 a.m. Eastern Time to discuss its results for the three months ended September 30, 2020. The call may be accessed via phone at 877-395-7164. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on our website for one year following the date of the earnings call.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the healthcare industry, primarily providers of long-term care; the impact of and future effects of the COVID-19 pandemic or other potential pandemics having a significant portion of our consolidated revenues contributed by one customer during the nine months ended September 30, 2020; credit and collection risks associated with the healthcare industry; our claims experience related to workers’ compensation and general liability insurance (including any litigation claims, enforcement actions, regulatory actions and investigations arising from personal injury and loss of life related to COVID-19); the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; continued realization of tax benefits arising from our corporate reorganization and self-funded health insurance program; the impact of the Securities and Exchange Commission investigation and related class action lawsuit; risks associated with the reorganization of our corporate structure; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2019 under “Government Regulation of Clients,” “Service Agreements and Collections,” and “Competition” and under Item 1A. “Risk Factors” in such Form 10-K, and in Item 1A. "Risk Factors" of our Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020.

These factors, in addition to delays in payments from customers and/or customers in bankruptcy, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs and COVID-19) could not be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies.

Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and dietary services to long-term care and related health care facilities.

Company Contacts:

Theodore Wahl	Matthew J. McKee
President and Chief Executive Officer	Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues	$435,947	$455,606	$1,337,126	$1,393,818
Operating costs and expenses:
Cost of services provided	365,443	398,404	1,140,116	1,226,154
Selling, general and administrative	37,337	33,479	108,819	113,189
Income from operations	33,167	23,723	88,191	54,475
Other income, net:
Investment and other income, net	3,965	(7)	6,135	4,750
Income before income taxes	37,132	23,716	94,326	59,225
Income tax expense	9,488	5,372	23,391	13,539

Net income	$27,644	$18,344	$70,935	$45,686

Basic earnings per common share	$0.37	$0.25	$0.95	$0.61

Diluted earnings per common share	$0.37	$0.25	$0.95	$0.61

Cash dividends declared per common share	$0.20500	$0.20000	$0.61125	$0.59625

Basic weighted average number of common shares outstanding	74,700	74,387	74,684	74,347

Diluted weighted average number of common shares outstanding	74,777	74,507	74,768	74,615

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	September 30, 2020	December 31, 2019
Cash and cash equivalents	$109,920	$27,329
Marketable securities, at fair value	94,042	90,711
Accounts and notes receivable, net	277,031	340,930
Other current assets	56,526	56,762
Total current assets	537,519	515,732

Property and equipment, net	27,807	28,820
Notes receivable - long-term	39,458	46,992
Goodwill	51,084	51,084
Other intangible assets, net	19,229	22,353
Deferred compensation funding	40,969	37,247
Other assets	38,265	20,364
Total Assets	$754,331	$722,592

Accrued insurance claims - current	$25,776	$23,256
Other current liabilities	108,520	125,395
Total current liabilities	134,296	148,651

Accrued insurance claims - long-term	70,296	64,366
Deferred compensation liability	41,045	37,621
Other non-current liabilities	43,944	11,649

Stockholders' equity	464,750	460,305
Total Liabilities and Stockholders' Equity	$754,331	$722,592